                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ---------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 30, 2004

                               ATA HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)

        Indiana                  000-21642                    35-1617970
    (State or other         (Commission File Number)         (IRS Employer
     jurisdiction                                            Identification
   of incorporation)                                            Number)

       7337 West Washington Street                         46231
          Indianapolis, Indiana                          (Zip Code)
 (Address of principal executive offices)


                                 (317) 247-4000
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure

         ATA Holdings Corp. (the "Company") is furnishing as Exhibit 99.1 to this Current Report on Form 6-K certain selected operating and financial statistics which are being provided to the investment community in a letter dated January 30, 2004.

         The information contained in Exhibit 99.1 contains forward-looking information. Such forward-looking information is based upon management's current knowledge of factors affecting the Company's business. Where the Company expresses an expectation or belief as to future results in any forward-looking information, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. The differences between expected outcomes and actual results can be material, depending upon the circumstances. The expected capacity figures are dependent upon delivery and fleet transition schedules that could change. The expected fuel outlook is based upon management's estimation of fuel consumed by the Company's aircraft and future fuel prices that may differ materially from current Company expectations. The Company can provide no assurance that its expectations will be achieved. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

         On October 1, 2003, the Company entered into confidentiality agreements with three holders of its 10 1/2% Senior Notes due 2004 and its 9 5/8% Senior Notes due 2005 in connection with the Company's outstanding exchange offers (the "Exchange Offers") for those Senior Notes. Pursuant to the confidentiality agreements, on October 7, 2003, the Company provided those holders and their advisors with copies of its five-year plan (the "August Forecast") for the Company, that was based on the Company's assumptions as of August 28, 2003 regarding (i) the structure and terms of the new notes to be issued by the Company in connection with the Exchange Offers (the "New Notes"), (ii) the structure and terms of the aircraft operating lease restructuring to be completed by the Company and certain of its aircraft lessors (the "Lease Restructuring"), and (iii) economic and industry factors. Although the final structure and terms of the New Notes and the Lease Restructuring and economic and industry conditions have changed subsequent to the preparation of the August Forecast and the Company's economic and industry assumptions will continue to change, the Company does not intend to update the August Forecast.

         The Company may from time to time disclose forecasts, earnings guidance or other forward-looking statements prepared subsequent to the August Forecast. For instance, today the Company has disclosed certain projected information for 2004. This guidance and any other subsequent forecasts supersede the August Forecast.

         The portions of the August Forecast provided to those holders, filed as
Exhibit 99.2 to this Current Report on Form 8-K, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

         The August Forecast involves known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to the following:

         o subsequent changes to the structure and terms of the New Notes and the Lease Restructuring;

         o  economic conditions;

         o  threat of future terrorist attacks;

         o  labor costs;

         o  aviation fuel costs;

         o  competitive pressures on pricing;

         o  weather conditions;

         o  governmental legislation and regulation;

         o  consumer perceptions of our products;

         o demand for air transportation overall, considering the impact of September 11, 2001, and specifically in markets in which we operate;

         o  higher costs associated with new security directives;

         o higher costs for insurance and the continued availability of such insurance;

         o our ability to obtain financing and to refinance existing borrowings upon maturity;

         o other risks and uncertainties listed from time to time in reports we periodically file with the Commission.


         Except to the extent required by the Federal securities laws, we do not undertake to update our forward-looking statements to reflect future events or circumstances.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ATA Holdings Corp.


Date:  January 30, 2004               By:  /s/ David M. Wing
                                           ---------------------------------
                                       Name:  David M. Wing
                                       Title: Executive Vice President & CFO

                                  EXHIBIT INDEX


Exhibit No.              Description
-----------              -----------

Exhibit 99.1             Operating and Financial Statistics.

Exhibit 99.2             Excerpt of August Forecast.